Exhibit 99.1

PRESS RELEASE

Valvoline Reports Fourth-Quarter and Fiscal Year 2021 Results; Reiterates Plan to Pursue Separation; Provides Fiscal 2022 Outlook
Full-year highlights
•Reported net income of $420 million grew 32% and earnings per diluted share (EPS) of $2.29 increased 36%
•Adjusted EPS of $1.95 increased 37% and adjusted EBITDA of $634 million improved 28%
•Sales grew 27% to $3 billion; Retail Services sales increased 38% and Global Products sales increased 20%
•Retail Services system-wide same-store sales (SSS) increased 21.2%, net system-wide unit additions of 9%, operating income growth of 54%; adjusted EBITDA margin was 31.3%
•Global Products delivered volume growth of 16%, operating income growth of 5%; adjusted EBITDA margin was 18.6%
•Retail Services represented 41% of total sales and 54% of total segment adjusted EBITDA
•Company recently announced plan to accelerate its continued transformation by pursuing separation of its two business segments, Retail Services and Global Products

Fourth-quarter summary
•Reported net income of $168 million grew 38% and EPS of $0.92 increased 39%
•Adjusted EPS of $0.50 improved 11% and adjusted EBITDA of $155 million increased 5%
•Sales grew 28% to $835 million; Retail Services sales increased 39% and Global Products sales increased 21%
•Retail Services system-wide SSS increased 20.1%

LEXINGTON, Ky., November 3, 2021 – Valvoline Inc. (NYSE: VVV), a global leader in vehicle care powering the future of mobility through innovative services and products, today reported financial results for its fourth quarter and fiscal year ended September 30, 2021. All comparisons in this press release are made to the same prior-year period; however, comparisons to fiscal 2019 have also been included to show changes from pre-COVID-19 pandemic periods.

“Our Q4 results represent another strong quarter of performance, with operating income growing 26% and adjusted EBITDA increasing 20% versus our pre-pandemic performance in Q4 of 2019," said Sam Mitchell, CEO. "We continue to see robust global demand for our products and services, benefiting from ongoing improvements in miles driven and increasing number and age of vehicles in operation.
"The quarter marked the end of an exceptional fiscal year, with both segments generating strong results. In fiscal 2021, Retail Services system-wide same store sales increased for the 15th consecutive year and were up 21% compared to last year and up nearly 22% versus fiscal 2019, highlighting the superior stay-in-your-car consumer experience delivered by our store teams. This same store sales performance combined with unit growth of 9% year-over-year drove tremendous profitability improvement, cash generation and topline growth — with system-wide store sales of nearly $2 billion. Our Retail Services business is clearly a standout in the auto aftermarket services space."

Mitchell continued, "For the fiscal year, our Global Products segment delivered volume growth of 16% compared to fiscal 2020 and 7% versus fiscal 2019 as we continued to gain share in key international markets and expanded distribution in North America, leveraging the strength of our brand and technology. As expected, rising raw material costs did pressure margins in the fourth quarter. Sales growth again exceeded volume growth, demonstrating progress in passing through these cost increases and positioning us for cost recovery during fiscal 2022. The segment generated $213 million in discretionary free cash flow in fiscal 2021, highlighting the steady cash-generating nature of the business.

"The performance of both segments over the past few years demonstrates the solid foundation we have built across our businesses. Our transformation to a more service-driven business model has led to Retail Services contributing 54% of our total segment adjusted EBITDA this fiscal year. As we recently announced, we believe that now is the time for both segments to develop unique capital structures, capital allocation policies and operating strategies to best position themselves for an evolving global car parc. Our confidence in separating these two strong businesses reflects the tremendous progress we have made in our strategic transformation."

Recent Developments

On October 12, 2021, the Company announced that it is pursuing a separation of its two business segments, Retail Services and Global Products. No timetable has been established for the completion of the separation, and Valvoline does not intend to disclose further developments with respect to this process, unless and until its Board approves a specific transaction or action. The separation will allow Retail Services to continue its growth and focus on leveraging its world class service model and Global Products to continue to grow its market leading, high-cash generating business.

Operating Segment Results

Fiscal Year 2021
(In millions, except store count)	FY21 results	YoY growth	Growth vs. FY19
Retail Services
Segment sales	$1,221	38%	49%
System-wide store sales (a)	$1,970	30%	39%
System-wide SSS (a) growth	N/A	21.2%	21.9%
System-wide store count (a)	1,594	9%	15%
Operating income	$321	54%	57%
Adjusted EBITDA (a)	$382	55%	60%

Global Products
Lubricant sales (gallons) (a)	160.9	16%	7%
Segment sales	$1,760	20%	12%
Operating income	$298	5%	11%
Adjusted EBITDA (a)	$327	6%	10%
Discretionary free cash flow (a)	$213	5%	8%

Fourth Quarter 2021
(In millions)	Q4 results	YoY growth (decline)	Growth (decline) vs. Q4 FY19
Retail Services
Segment sales	$352	39%	59%
System-wide store sales (a)	$555	29%	46%
System-wide SSS (a) growth	N/A	20.1%	28.6%
Operating income	$88	33%	57%
Adjusted EBITDA (a)	$105	36%	59%

Global Products
Lubricant sales (gallons) (a)	41.2	9%	6%
Segment sales	$483	21%	19%
Operating income	$65	(24)%	(14)%
Adjusted EBITDA (a)	$72	(21)%	(9)%
Discretionary free cash flow (a)	$45	(25)%	(13)%
(a) Refer to Key Business Measures, Use of Non-GAAP Measures, and Tables 4 and 5, Information by Operating Segment, for a description of the metrics presented above.

Balance Sheet and Cash Flow
•Total debt of approximately $1.7 billion and net debt of approximately $1.5 billion
•Full-year cash flow from operations of $404 million, discretionary free cash flow of $368 million, and free cash flow of $260 million
•Invested $144 million in capital expenditures and $282 million in acquisitions
•Returned $218 million of cash to shareholders via dividends and share repurchases, including $27 million of share repurchases in the fourth quarter

Outlook

“The strength of our team, brand and preventive maintenance business model drove excellent performance in fiscal 2021," added Mitchell. "Our strong cash generation allowed us to make significant growth investments while returning cash to shareholders.

"Both segments are well-positioned going into fiscal 2022. In Global Products, we expect robust topline growth and steady discretionary free cash flow, though we also anticipate that supply chain impacts will pressure margins in the first half of the year. We expect our momentum in Retail Services to continue with strong same-store sales growth and unit additions driving meaningful top- and bottom-line increases."

Information regarding the Company's outlook for fiscal 2022 is provided in the table below:

	Outlook
Operating Items
Sales growth	19	—	21%
Retail Services system-wide store additions	110	—	130
Retail Services system-wide SSS growth	9	—	12%
Adjusted EBITDA	$675	—	$700 million
Corporate Items
Adjusted effective tax rate	25	—	26%
Adjusted EPS	$2.06	—	$2.18
Capital expenditures	$180	—	$200 million
Free cash flow	$260	—	$300 million

Valvoline’s outlook for adjusted EBITDA, adjusted EPS and the adjusted effective tax rate are non-GAAP financial measures that are expected to be adjusted for items impacting comparability. Valvoline is unable to reconcile these forward-looking non-GAAP financial measures to the comparable GAAP measures estimated for fiscal 2022 without unreasonable efforts, as the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact these GAAP measures in fiscal 2022 but would not impact non-GAAP adjusted results.

Conference Call Webcast
Valvoline will host a live audio webcast of its fiscal fourth quarter 2021 conference call at 9 a.m. ET on Thursday, November 4, 2021. The webcast and supporting materials will be accessible through Valvoline’s website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

Basis of Presentation
Valvoline realigned its global operations and related reporting during the third quarter of fiscal 2021 to manage its business through two operating segments, Retail Services and Global Products. Prior period amounts presented herein have been recast to conform to the current presentation consistent with this realignment. These changes have no impact on the Company’s historical consolidated GAAP balance sheets, statements of income or cash flows.

In addition, the Company adopted the current expected credit losses accounting standard, effective at the beginning of fiscal 2021 using the required modified retrospective approach. Under this approach, financial information related to periods prior to adoption were not adjusted and are presented as originally reported under the previous accounting guidance. The effects of adopting the new current expected credit losses standard were recognized as an adjustment that increased opening retained deficit by approximately $2 million. The Company expects the ongoing impacts will not be material to the consolidated financial statements.

Key Business Measures
Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-operated and franchised store counts and SSS; system-wide store sales; and lubricant volumes sold. Management believes these measures are useful to evaluating and understanding Valvoline’s operating performance and should be considered as supplements to, not substitutes for, Valvoline's sales and operating income, as determined in accordance with U.S. GAAP.

Sales in the Retail Services reportable segment are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the activity and end of period store counts. SSS is defined as sales by U.S. Retail Services stores (company-operated, franchised and the combination of these for system-wide SSS), with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation as this period is generally required for new store sales levels to begin to normalize.

Retail Services sales are limited to sales at company-operated stores, sales of lubricants and other products to independent franchisees and Express Care operators and royalties and other fees from franchised stores. Although Valvoline does not recognize store-level sales from franchised stores as sales in its Statements of Consolidated Income, management believes system-wide and franchised SSS comparisons, store counts, and total system-wide store sales are useful to assess market position relative to competitors and overall store and segment operating performance.

Management believes lubricant volumes sold in gallons by its consolidated subsidiaries is a useful measure in evaluating and understanding the operating performance of the Global Products segment. Volumes sold in other units of measure, including liters, are converted to gallons utilizing standard conversions.

Use of Non-GAAP Measures
To supplement the financial measures prepared in accordance with U.S. GAAP, certain items within this press release are presented on an adjusted basis. These non-GAAP measures, presented on both a consolidated and operating segment basis, have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, or more meaningful than, the financial results presented in accordance with U.S. GAAP. The financial results presented in accordance with U.S. GAAP and the reconciliations of non-GAAP measures should be carefully evaluated. The non-GAAP information used by management may not be comparable to similar measures disclosed by other companies, because of differing methods used in calculating such measures.

This press release includes the following non-GAAP measures: segment adjusted operating income, consolidated EBITDA, consolidated and segment adjusted EBITDA, consolidated adjusted net income and earnings per share, consolidated free cash flow, and consolidated and segment discretionary free cash flow. Refer to Tables 4-5 and 7-9 for management's definition of each non-GAAP measure and reconciliation to the most comparable U.S. GAAP measure.

Management believes the use of non-GAAP measures on a consolidated and operating segment basis provides a useful supplemental presentation of Valvoline's operating performance and allows for transparency with respect to key metrics used by management in operating the business and measuring performance. Management believes EBITDA measures provide a meaningful supplemental presentation of Valvoline’s operating performance between periods on a comparable basis due to the depreciable assets associated with the nature of the Company’s operations, and income tax and interest costs related to Valvoline’s tax and capital structures, respectively.

Adjusted profitability measures enable comparison of financial trends and results between periods where certain items may vary independent of business performance. These adjusted measures exclude the impact of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods ("key items"). Key items are often related to legacy matters or market-driven events considered by management to not be reflective of the ongoing operating performance. Key items may consist of adjustments related to: legacy businesses, including the separation from Valvoline's former parent company and associated impacts of related indemnities; significant acquisitions or divestitures; restructuring-related matters; tax reform legislation; debt extinguishment and modification costs; and other matters that are non-operational or unusual in nature, including the following:

•Net pension and other postretirement plan expense/income - includes several elements impacted by changes in plan assets and obligations that are primarily driven by changes in the debt and equity markets, as well as those that are predominantly legacy in nature and related to prior service to the Company from employees (e.g., retirees, former employees and current employees with frozen benefits). These elements include (i) interest cost, (ii) expected return on plan assets, (iii) actuarial gains/losses, and (iv) amortization of prior service cost/credit. Significant factors that can contribute to changes in these elements include changes in discount rates used to remeasure pension and other postretirement obligations on an annual basis or upon a qualifying remeasurement, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions, such as the life expectancy of plan participants. Accordingly, management considers that these elements may be more reflective of changes in current conditions in global financial markets (in particular, interest rates), outside the operational performance of the business, and are also primarily legacy amounts that are not directly related to the underlying business and do not have an immediate, corresponding impact on the compensation and benefits provided to eligible employees for current service. Adjusted profitability measures include the costs of benefits provided to employees for current service, including pension and other postretirement service costs.

•Changes in the last-in, first out (LIFO) inventory reserve - charges or credits recognized in Cost of sales to value certain lubricant inventories at the lower of cost or market using the LIFO method. During inflationary or deflationary pricing environments, the application of LIFO can result in variability of the cost of sales recognized each period as the most recent costs are matched against current sales, while preceding costs are retained in inventories. LIFO adjustments are determined based on published prices, which are difficult to predict and largely dependent on future events. The application of LIFO can impact comparability and enhance the lag period effects between changes in inventory costs and related pricing adjustments.

Management uses free cash flow and discretionary free cash flow as additional non-GAAP metrics of cash flow generation. By including capital expenditures and certain other adjustments, as applicable, management is able to provide an indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Discretionary free cash flow includes maintenance capital expenditures, which are routine uses of cash that are necessary to maintain the Company's operations and provides a supplemental view of cash flow generation to maintain operations before discretionary investments in growth. Free cash flow and discretionary free cash flow have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows, such as mandatory debt repayments.

About ValvolineTM
Valvoline Inc. (NYSE: VVV) is a global leader in vehicle care powering the future of mobility through innovative services and products for vehicles with electric, hybrid and internal combustion powertrains. Established in 1866, the Company introduced the world’s first branded motor oil and developed strong brand recognition and customer satisfaction ratings across multiple service and product channels over the years. The Company operates and franchises approximately 1,600 service center locations and is the No. 2 and No. 3 largest chain in the U.S. and Canada, respectively, by number of stores. With sales in more than 140 countries and territories, Valvoline’s solutions are available for every engine and drivetrain, including high-mileage and heavy-duty vehicles, and are offered at more than 80,000 locations worldwide. Creating the next generation of advanced automotive solutions, Valvoline has established itself as the world’s No. 1 supplier of battery fluids to electric vehicle manufacturers, offering tailored products to help extend vehicle range and efficiency. To learn more, or to find a Valvoline service center near you, visit www.valvoline.com.

Forward-Looking Statements
Certain statements in this press release, other than statements of historical fact, including estimates, projections and statements related to Valvoline’s business plans and operating results, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries

FOR FURTHER INFORMATION
Sean T. Cornett
Sr. Director, Investor Relations
+1 (859) 357-2798
scornett@valvoline.com

Michele Gaither Sparks
Sr. Director, Corporate Communications
+1 (859) 230-8079
michele.sparks@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries				Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2021	2020	2021	2020
Sales	$835	$652	$2,981	$2,353
Cost of sales	589	394	2,001	1,490
GROSS PROFIT	246	258	980	863
Selling, general and administrative expenses	138	123	520	442
Net legacy and separation-related income	(26)	(30)	(24)	(30)
Equity and other income, net	(8)	(11)	(44)	(34)
OPERATING INCOME	142	176	528	485
Net pension and other postretirement plan income	(85)	(32)	(126)	(59)
Net interest and other financing expenses	19	20	111	93
INCOME BEFORE INCOME TAXES	208	188	543	451
Income tax expense	40	66	123	134
NET INCOME	$168	$122	$420	$317

NET EARNINGS PER SHARE
BASIC	$0.93	$0.66	$2.30	$1.70
DILUTED	$0.92	$0.66	$2.29	$1.69

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	181	186	182	187
DILUTED	182	186	183	188

Valvoline Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	September 30	September 30
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$230	$760
Receivables, net	496	433
Inventories, net	258	199
Prepaid expenses and other current assets	53	46
Total current assets	1,037	1,438

Noncurrent assets
Property, plant and equipment, net	817	613
Operating lease assets	307	261
Goodwill and intangibles, net	775	529
Equity method investments	47	44
Deferred income taxes	14	34
Other noncurrent assets	194	132
Total noncurrent assets	2,154	1,613

Total assets	$3,191	$3,051

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Current portion of long-term debt	$17	$—
Trade and other payables	246	189
Accrued expenses and other liabilities	306	255
Total current liabilities	569	444

Noncurrent liabilities
Long-term debt	1,677	1,962
Employee benefit obligations	258	317
Operating lease liabilities	274	231
Deferred income taxes	26	—
Other noncurrent liabilities	252	173
Total noncurrent liabilities	2,487	2,683

Stockholders' equity (deficit)	135	(76)

Total liabilities and stockholders’ equity (deficit)	$3,191	$3,051

Valvoline Inc. and Consolidated Subsidiaries		Table 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions - preliminary and unaudited)

	Year ended
	September 30
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$420	$317
Adjustments to reconcile net income to cash flows from operating activities
Loss on extinguishment of debt	36	19
Depreciation and amortization	92	66
Deferred income taxes	48	92
Pension contributions	(5)	(11)
Gain on pension and other postretirement plan remeasurements	(72)	(22)
Stock-based compensation expense	14	12
Other, net	4	(5)
Change in operating assets and liabilities	(133)	(96)
Total cash provided by operating activities	404	372

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(144)	(151)
Notes receivable, net of repayments of $3 in 2020	17	(31)
Acquisitions of businesses, net of cash acquired	(282)	(40)
Other investing activities, net	9	—
Total cash used in investing activities	(400)	(222)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	555	1,558
Payments of debt issuance costs and discounts	(7)	(16)
Repayments on borrowings	(829)	(929)
Premium paid to extinguish debt	(26)	(15)
Repurchases of common stock	(127)	(60)
Cash dividends paid	(91)	(84)
Other financing activities	(11)	(4)
Total cash (used in) provided by financing activities	(536)	450
Effect of currency exchange rate changes on cash, cash equivalents, and restricted cash	2	2
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(530)	602
Cash, cash equivalents, and restricted cash - beginning of period	761	159
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - END OF PERIOD	$231	$761

Valvoline Inc. and Consolidated Subsidiaries						Table 4
INFORMATION BY OPERATING SEGMENT - RETAIL SERVICES
(In millions, except store counts - preliminary and unaudited)

	Three months ended			Year ended
	September 30			September 30
	2021	2020	2019	2021	2020	2019
Sales information
Retail Services segment sales	$352	$254	$222	$1,221	$883	$822
Year-over-year growth	39%	14%	23%	38%	7%	25%

System-wide store sales (a)	$555	$430	$380	$1,970	$1,520	$1,419
Year-over-year growth (a)	29%	13%	19%	30%	7%	22%

Same-store sales growth (b)
Company-operated	17.3%	9.0%	9.4%	19.6%	2.6%	9.6%
Franchised (a)	22.1%	7.9%	10.3%	22.4%	2.1%	10.4%
System-wide (a)	20.1%	8.4%	10.0%	21.2%	2.3%	10.1%

Profitability information
Operating income (c)	$88	$66	$56	$321	$208	$205
Key items	—	—	—	—	—	—
Adjusted operating income (c)	88	66	56	321	208	205
Depreciation and amortization	17	11	10	61	39	34
Adjusted EBITDA (c)	$105	$77	$66	$382	$247	$239
Adjusted EBITDA margin (d)	29.8%	30.3%	29.7%	31.3%	28.0%	29.1%

Discretionary cash flow information
Adjusted operating income (c)	$88	$66	$56	$321	$208	$205
Income tax expense (e)	(17)	(16)	(11)	(75)	(52)	(48)
Maintenance additions to property, plant, and equipment	(8)	(4)	(4)	(20)	(10)	(9)
Discretionary free cash flow (f)	$63	$46	$41	$226	$146	$148

(a)	Measure includes Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)	Beginning in fiscal 2021, Valvoline determines SSS growth as sales by U.S. Retail Services stores, with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation. Previously, SSS growth was determined as sales by U.S. Retail Services stores, with stores new to the U.S. Retail Services system excluded from the metric until completion of their first full year in operation. Prior period measures have been revised to conform to the current basis of presentation.
(c)
Segment adjusted operating income is segment operating income adjusted for key items impacting comparability. Segment adjusted operating income is further adjusted for depreciation and amortization to determine segment adjusted EBITDA. Valvoline does not generally allocate activity below operating income to its operating segments; therefore, the table above reconciles operating income to Adjusted EBITDA.

(d)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by segment sales.
(e)	Income tax expense estimated using the adjusted effective tax rate for the period multiplied by operating segment adjusted operating income.
(f)	Segment discretionary free cash flow is defined as operating segment adjusted operating income after-tax less maintenance capital expenditures.

Valvoline Inc. and Consolidated Subsidiaries						Table 5
INFORMATION BY OPERATING SEGMENT - GLOBAL PRODUCTS
(In millions - preliminary and unaudited)

	Three months ended			Year ended
	September 30			September 30
	2021	2020	2019	2021	2020	2019
Volume information
Lubricant sales (gallons)	41.2	37.9	39.0	160.9	139.1	150.3

Sales information
Sales by geographic region
North America (a)	$297	$252	$259	$1,052	$945	$994
Europe, Middle East, and Africa ("EMEA")	58	44	47	219	169	181
Asia Pacific	91	80	73	358	273	285
Latin America (a)	37	22	28	131	83	108
Global Products segment sales	$483	$398	$407	$1,760	$1,470	$1,568

Profitability information
Operating income (b)	$65	$85	$76	$298	$284	$269
Key items:
Acquisition-related gain	—	—	(4)	—	—	(4)
Business interruption expenses	—	—	—	—	—	6
Adjusted operating income (b)	65	85	72	298	284	271
Depreciation and amortization	7	6	7	29	25	25
Adjusted EBITDA (b)	$72	$91	$79	$327	$309	$296
Adjusted EBITDA margin (c)	14.9%	22.9%	19.4%	18.6%	21.0%	18.9%

Discretionary cash flow information
Adjusted operating income (b)	$65	$85	$72	$298	$284	$271
Income tax expense (d)	(13)	(20)	(14)	(71)	(70)	(64)
Maintenance additions to property, plant, and equipment	(7)	(5)	(6)	(14)	(12)	(10)
Discretionary free cash flow (e)	$45	$60	$52	$213	$202	$197

(a)	Valvoline includes the United States and Canada in its North America region. Mexico is included within the Latin America region.
(b)
Segment adjusted operating income is segment operating income adjusted for key items impacting comparability. Segment adjusted operating income is further adjusted for depreciation and amortization to determine segment adjusted EBITDA. Valvoline does not generally allocate activity below operating income to its operating segments; therefore, the table above reconciles operating income to Adjusted EBITDA.

(c)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by segment sales.
(d)	Income tax expense estimated using the adjusted effective tax rate for the period multiplied by operating segment adjusted operating income.
(e)	Segment discretionary free cash flow is defined as operating segment adjusted operating income after-tax less maintenance capital expenditures.

Valvoline Inc. and Consolidated Subsidiaries					Table 6
RETAIL SERVICES STORE INFORMATION
(Preliminary and unaudited)

	System-wide stores (a)
	Fourth Quarter 2021	Third Quarter 2021	Second Quarter 2021	First Quarter 2021	Fourth Quarter 2020

Beginning of period	1,569	1,548	1,533	1,462	1,432
Opened	21	17	13	18	29
Acquired	7	5	3	54	2
Closed	(3)	(1)	(1)	(1)	(1)
End of period (b)	1,594	1,569	1,548	1,533	1,462

	Number of stores at end of period
	Fourth Quarter 2021	Third Quarter 2021	Second Quarter 2021	First Quarter 2021	Fourth Quarter 2020

Company-operated	719	698	673	663	584
Franchised (b)	875	871	875	870	878

			September 30
			2021	2020	2019
System-wide store count (a) (b)			1,594	1,462	1,385
Year-over-year growth			9%	6%	12%

(a)	System-wide store count includes franchised service center stores. Valvoline franchises are independent legal entities, and Valvoline does not consolidate the results of operations of its franchisees.
(b)
As of September 30, 2020, one franchised service center store included in the store count was temporarily closed at the discretion of the respective independent operator due to the impacts of COVID-19.

Valvoline Inc. and Consolidated Subsidiaries				Table 7
RECONCILIATION OF NON-GAAP DATA - NET INCOME AND DILUTED EARNINGS PER SHARE
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2021	2020	2021	2020

Reported net income	$168	$122	$420	$317
Adjustments:
Net pension and other postretirement plan income	(85)	(32)	(126)	(59)
Net legacy and separation-related income	(26)	(30)	(24)	(30)
LIFO charge (credit)	15	(3)	41	(15)
Debt extinguishment and modification costs	—	—	36	19
Business interruption recovery	—	(2)	(3)	(2)
Compensated absences benefits change	—	(11)	—	(11)
Acquisition and divestiture-related costs	—	—	—	2
Restructuring and related adjustments	—	(1)	—	—
Total adjustments, pre-tax	(96)	(79)	(76)	(96)
Income tax (expense) benefit of adjustments	18	42	13	46
Income tax adjustments (a)	—	(2)	—	—
Total adjustments, after tax	(78)	(39)	(63)	(50)
Adjusted net income (b)	$90	$83	$357	$267

Reported diluted earnings per share	$0.92	$0.66	$2.29	$1.69
Adjusted diluted earnings per share (c)	$0.50	$0.45	$1.95	$1.42

Weighted average diluted common shares outstanding	182	186	183	188

(a)	Income tax adjustments relate to the discrete impacts associated with tax legislation changes in the U.S. and India.
(b)	Adjusted net income is defined as net income adjusted for key items. Refer to "Use of Non-GAAP Measures" in this press release for management's definition of key items.
(c)	Adjusted diluted earnings per share is defined as earnings per diluted share calculated using adjusted net income.

Valvoline Inc. and Consolidated Subsidiaries				Table 8
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2021	2020	2021	2020
Adjusted EBITDA - Valvoline
Net income	$168	$122	$420	$317
Add:
Income tax expense	40	66	123	134
Net interest and other financing expenses	19	20	111	93
Depreciation and amortization	24	18	92	66
EBITDA (a)	251	226	746	610
Key items:
Net pension and other postretirement plan income	(85)	(32)	(126)	(59)
Net legacy and separation-related income	(26)	(30)	(24)	(30)
LIFO charge (credit)	15	(3)	41	(15)
Business interruption recovery	—	(2)	(3)	(2)
Compensated absences benefits change	—	(11)	—	(11)
Acquisition and divestiture-related costs	—	—	—	2
Restructuring and related adjustments	—	(1)	—	—
Key items - subtotal	(96)	(79)	(112)	(115)
Adjusted EBITDA (a)	$155	$147	$634	$495

Segment Adjusted EBITDA
Retail Services	$105	$77	$382	$247
Global Products	72	91	327	309
Segment Adjusted EBITDA (b)	177	168	709	556
Corporate	(22)	(21)	(75)	(61)
Total Adjusted EBITDA (a)	155	147	634	495
Net interest and other financing expenses	(19)	(20)	(111)	(93)
Depreciation and amortization	(24)	(18)	(92)	(66)
Key items	96	79	112	115
Income before income taxes	$208	$188	$543	$451

(a)
EBITDA is defined as net income, plus income tax expense, net interest and other financing expenses, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for key items, as described in "Use of Non-GAAP Measures" within this press release.

(b)	Segment adjusted EBITDA represents the operations of the Company's two operating segments, including expenses associated with each segment's utilization of indirect resources. The costs of corporate functions, in addition to certain corporate and non-operational matters, or key items, are not included in segment adjusted EBITDA. The table above reconciles segment adjusted EBITDA to consolidated pre-tax income.

Valvoline Inc. and Consolidated Subsidiaries			Table 9
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOWS
(In millions - preliminary and unaudited)

Free cash flow (a)	Year ended
	September 30
	2021		2020
Total cash flows provided by operating activities	$404		$372
Adjustments:
Additions to property, plant, and equipment	(144)		(151)
Free cash flow	$260		$221

Discretionary free cash flow (b)	Year ended
	September 30
	2021		2020
Total cash flows provided by operating activities	$404		$372
Adjustments:
Maintenance additions to property, plant, and equipment	(36)		(30)
Discretionary free cash flow	$368		$342

Free cash flow (a)	Fiscal year
	2022 Outlook
Total cash flows provided by operating activities	$460	—	$480
Adjustments:
Additions to property, plant, and equipment	180	—	200
Free cash flow	$260	—	$300

(a)	Free cash flow is defined as cash flows from operating activities less capital expenditures and certain other adjustments as applicable.
(b)	Discretionary free cash flow is defined as cash flows from operating activities less maintenance capital expenditures and certain other adjustments as applicable.